Exhibit 99.1

Contact:	Allison + Partners
Provectus Biopharmaceuticals, Inc.	Tom Smith, Managing Director –
Timothy C. Scott, President	Investor Relations
Phone: 866-594-5999	Phone: 646-428-0653

FOR IMMEDIATE RELEASE

PROVECTUS BIOPHARMACEUTICALS, INC. ANNOUNCES COMMENCEMENT OF

RIGHTS OFFERING TO EXISTING STOCKHOLDERS AND HOLDERS OF CERTAIN WARRANTS

Company will Hold Business Update Conference Call on Thursday, February 9, 2017 at 4:15 p.m. Eastern Time

KNOXVILLE, TN, January 31, 2017 — Provectus Biopharmaceuticals, Inc. (OTCQB: PVCT, www.provectusbio.com) (“Provectus” or the “Company”), a clinical-stage oncology and dermatology biopharmaceutical company, today announced that it has commenced a rights offering (the “Rights Offering”), pursuant to which the Company is issuing subscription rights (“Rights”) to purchase units (“Units”) to (i) the Company’s existing common stockholders and to (ii) holders of the Company’s class of warrants with an exercise price of $0.85 per share expiring June 19, 2020 (the “Listed Warrants”) (collectively, the “Holders”). Holders will receive one subscription right for each 20 shares of common stock and each 20 Listed Warrants held as of January 26, 2017. Each Right will entitle Holders to purchase one Unit at a subscription price of $1.00 per Unit. Each Unit consists of four shares of common stock and one-half a share of Series C Convertible Preferred Stock (the “Preferred Stock”).

The Preferred Stock has a 7% per annum dividend until the second anniversary of the date of issuance payable in kind and is convertible into shares of common stock at a conversion ratio of eight (8) shares of common stock for each share of Preferred Stock held at the time of conversion, subject to adjustment. Holders of the Preferred Stock are also entitled to receive a percentage, ranging from 10% to 30%, of (i) any “net licensing proceeds” or any Net Sales (each defined in the prospectus for the Rights Offering) from PV-10 and PH-10 (for all indications of such drugs), if and when the Company enters into one or more licensing agreements, (ii) payments in connection with the Company’s liquidation, dissolution or winding up and (iii) payments in connection with a Fundamental Transaction (as defined in the prospectus for the Rights Offering), or any sale, lease, conveyance or other disposition of any intellectual property relating to PV-10 or PH-10. The exact percentage of such payments within that range will be based upon the gross proceeds the Company receives in the Rights Offering.

The Rights will include a basic subscription privilege and an over-subscription privilege that entitles the Holder, if such Holder exercises its basic subscription privilege in full, to subscribe to purchase a portion of the Units not purchased by other Holders at the same subscription price per Unit, subject to certain limitations.

The Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on February 17, 2017. The Company has the right, in its sole discretion, to extend the expiration date of the Rights Offering for up to an additional 30 days. Provectus intends to use the net proceeds of the Rights Offering for clinical development, working capital and general corporate purposes.

Maxim Group LLC is acting as dealer manager for the Rights Offering.

Holders who are evaluating their Rights and their investment in the Company are invited to listen to a call in which Timothy C. Scott, the Company’s President, Eric A. Wachter, the Company’s Chief Technology Officer, and Karl Brenza, Managing Director, Maxim Group, will discuss Provectus’s business, the Rights Offering and the Company’s planned use of the proceeds from the Rights Offering. The call will be held on Thursday, February 9, 2017 at 4:15 p.m. Eastern Time. We encourage callers to pre-register for the conference call using the following link below. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Callers will also be allowed to submit questions when they register. Callers may pre-register at any time, including up to and after the call start time.

To pre-register, go to: http://dpregister.com/10100953

A digital replay will be available by telephone approximately one hour after the completion of the call until February 23, 2017 and may be accessed by dialing 1-877-344-7529 from the U.S. or 1-412-317-0088 for international callers and giving the replay access code 10100953.

A live webcast will be available via the investor relations section of our website at www.provectusbio.com. An archive will be available approximately one hour after conclusion of the call and available for replay for 90 days following the event.

The Units are being offered under the Company’s effective registration statement on Form S-1 (No. 333-213986) by means of a prospectus, which has been filed with the Securities and Exchange Commission (“SEC”) and is available on the website of the SEC at http://www.sec.gov. Electronic copies of the prospectus also may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at 212-895-3745. Before you invest, you should read the prospectus and other documents Provectus has filed or will file with the SEC for more complete information about Provectus and the Rights Offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Provectus

Provectus, is a clinical-stage biopharmaceutical company developing new therapies for the treatment of solid tumor cancers and dermatologic diseases. Provectus’ investigational oncology drug, PV-10, is an oncolytic immunotherapy currently enrolling patients in Phase 3 clinical trials for metastatic melanoma. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug, has completed Phase 2 clinical trials as a treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.provectusbio.com or contact Allison + Partners.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, as supplemented by those described in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016) and the following:

•	Provectus’ potential receipt of sales from PV-10 and PH-10, transaction fees, licensing and royalty payments; payments in connection with the Company’s liquidation, dissolution or winding up, or any sale, lease, conveyance or other disposition of any intellectual property relating to PV-10 or PH-10.

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own;
•	our ability to raise capital through the Rights Offering; and
•	whether our securities remain listed on the NYSE MKT.

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